================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                  FORM 8-K/A-1

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 3, 2000


                              HTTP TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                    0-26886                   13-4148725
--------------------------------------------------------------------------------
 (State or Other Jurisdiction     (Commission              (I.R.S. Employer
     of Incorporation)             File Number)            Identification No.)

               46 Berkeley Square, London W1J 5AT, United Kingdom
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                  (Zip Code)

                               011-44 20 7598-4070
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

       Internet Holdings, Inc., 16 Curzon Street, Mayfair, London W1Y 7FF
                                 United Kingdom
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)











================================================================================

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On May 23, 2000, HTTP Technology, Inc., formerly known as Internet Holdings, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Report") with the Securities and Exchange Commission, which reported the offer by the Company to acquire all of the issued and outstanding shares of Radical Technology Plc ("RadTech") in a stock-for-stock transaction. The Initial Report also reported that as of May 19, 2000, shareholders holding approximately 85.35% of the RadTech shares had irrevocably undertaken to accept the offer, making the acquisition unconditional. RadTech is an English company that develops computer software, integrates business systems and supplies package software.

                  This Amendment hereby amends and supplements Item 7 to the Initial Report to include the financial statements and PRO FORMA financial information contained herein, which the Company is required to report pursuant to Items 7(a) and (b) of Form 8-K in connection with the acquisition.

                  The purchase price for the RadTech shares was approximately $12.2 million. The Company paid the purchase price by issuing to the stockholders of RadTech an aggregate of 2,563,428 shares (the "Shares") of the Company's common stock, par value $0.001 per share.

                  At the time of the acquisition of the RadTech shares, Stefan Allesch-Taylor, the Company's Chairman and CEO, was an independent director of RadTech. There was no other relationship between RadTech and the stockholders of Radtech, and the Company or any of the Company affiliates or any director or officer of the Company or any associate of any such director or officer.

                  The Company has agreed to register all of the Shares with the Securities and Exchange Commission.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Report of Independent Auditors                                                                   F-1
         Balance Sheets as of March 31, 2000 and 1999                                                     F-2
         Statements of Operations for the Years Ended March 31, 2000 and 1999                             F-3
         Statements of Cash Flows for the Years Ended March 31, 2000 and 1999                             F-4
         Notes to Financial Statements                                                                    F-5

         (b)      PRO FORMA FINANCIAL INFORMATION

         Pro-Forma Financial Data                                                                         F-15
         Pro-Forma Consolidated Statement of Operations for the
                   Period from Inception to  December 31, 1999                                            F-16
         Pro-Forma Consolidated Balance Sheets for the
                   Period Ended December 31, 1999                                                         F-17
         Notes to Pro-Forma Financial Data                                                                F-18

         (c)      EXHIBITS

                      EXHIBIT 2.1 Offering Document to acquire shares of Radical
                      Technology, Plc (filed with the Current Report on Form 8-K dated May 23, 2000).

                     AUDITORS' REPORT TO THE SHAREHOLDERS OF
                             RADICAL TECHNOLOGY PLC

To the Shareholders of Radical Technology plc:

We have audited the accompanying balance sheets of Radical Technology plc as of March 31, 2000 and the related statements of profit and loss and cash flows for the year ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radical Technology plc as of March 31, 2000, and the results of its operations and its cash flows for the year ended March 31, 2000 in conformity with accounting principles generally accepted in the United Kingdom

Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation to United States generally accepted accounting principles is set forth in Note 18.




1 Purley Road                                              LEES
PURLEY                                                     Chartered Accountants
Surrey CR8 2HA                                             Registered Auditor
                                                           31st May 2000

----------------------                                     -------------

                             RADICAL TECHNOLOGY PLC
                                  BALANCE SHEET
                              AS AT 31ST MARCH 2000


FIXED ASSETS                                     NOTES         2000              1999
------------                                     -----         ----              ----

Intangible Assets                                    5       $  770,597       $   59,149
Tangible Assets                                      6           46,564           42,391
                                                             ----------       ----------
                                                                817,161          101,540
CURRENT ASSETS

     Work in progress                                            35,405           28,984
     Debtors                                         7          404,100          366,643
     Cash at bank and in hand                                    81,662              577
                                                             ----------       ----------
                                                                521,167          396,204
                                                             ----------       ----------
CREDITORS: Amounts falling due
     within one year                                 8          180,353          310,713
                                                             ----------       ----------
                                                                180,353          310,713
                                                             ----------       ----------

NET CURRENT ASSETS                                              340,814           85,491
                                                             ----------       ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                         1,157,975          187,031
                                                             ==========       ==========
CAPITAL AND RESERVES

     Called up share capital                         9          284,788          212,449
     Share premium account                          11          869,238               --
     Profit and loss account                        11            3,949          (25,418)
                                                             ----------       ----------

EQUITY SHAREHOLDERS' FUNDS                          12        1,157,975          187,031
                                                             ==========       ==========


Approved by the Board on:   31st May 2000

G R BOOT
------------------------------------
G R Boot - Director

J A BURNS
------------------------------------
J A Burns - Director





          The notes on pages F-5 to F-14 form an integral part of these financial statements

                         RADICAL TECHNOLOGY PLC LIMITED
                             PROFIT AND LOSS ACCOUNT
                           YEAR ENDED 31ST MARCH 2000


                                                 NOTES          2000                1999
                                                 -----          ----                ----

Turnover                                             1       $ 1,150,259        $ 1,902,940
Change in Work in progress                                         6,858             29,726
Own work capitalised                                             720,498             32,559
                                                             -----------        -----------
                                                               1,877,615          1,965,225

Staff costs                                          3        (1,159,639)        (1,315,675)

Depreciation                                                     (12,817)            (9,082)

Other operating income                                             7,611                 --
Other operating charges                                         (681,160)          (659,410)
                                                             -----------        -----------

Operating Profit/(Loss)                                           31,610            (19,185)
Interest Receivable and
   Similar Income                                                  1,372                 --
Interest Payable and Similar Charges                              (8,590)            (1,442)
                                                             -----------        -----------

Profit/(Loss) on Ordinary Activities
  Before Taxation                                    2            24,392            (20,627)

Tax on Profit/(Loss) on
Ordinary Activities                                  4                --                 --
                                                             -----------        -----------
Profit/(Loss) for the financial year                              24,392            (20,627)
                                                             ===========        ===========



All disclosures relate only to continuing operations.
There were no recognised gains or losses other than the profit or loss for the year.







     The notes on pages F-5 to F-14 form an integral part of these accounts

                             RADICAL TECHNOLOGY PLC
                               CASH FLOW STATEMENT
                       FOR THE YEAR ENDED 31ST MARCH 2000


                                                      NOTE            2000             1999
                                                      ----            ----             ----

Operating Profit/(Loss)                                           $  31,610        $ (19,185)
Depreciation Charges                                                 12,817            9,081
Increase in Stocks                                                   (6,778)         (29,726)
Increase in Debtors                                                 (37,024)        (376,033)
(Decrease)/Increase in Creditors                                    (67,304)         248,587
                                                                  ---------        ---------
Net cash outflow from operating activities                          (66,679)        (167,276)

==================================================================================================

CASH FLOW STATEMENT

Net cash outflow from operating activities                          (66,679)        (167,276)
Returns on investment and
  servicing of income                                   12           (7,218)          (1,442)
Capital Expenditure                                                (738,367)        (113,223)
                                                                  ---------        ---------
                                                                   (812,264)        (281,941)
Financing                                               12          960,535          212,446
                                                                  ---------        ---------
Net increase/(decrease) in cash                                     148,271          (69,495)
                                                                  =========        =========

==================================================================================================

Reconciliation of net cash movement to
  movement in net debt

Increase/(Decrease) in cash                             13          148,271          (69,495)
Translations difference on cash flows                                (4,841)           1,739
Opening Net debt                                                    (67,759)              --
                                                                  ---------        ---------
Closing net debt                                                     75,671          (67,759)
                                                                  =========        =========








       The notes on pages F-5 through F-14 form an integral part of these financial statements.

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000


1.       ACCOUNTING POLICIES

The financial information has been prepared in accordance with Accounting Standards currently applicable in the UK. A summary of the more important accounting policies, which have been applied consistently for both the two financial years ended 31 March 2000, is set below:

a.       BASIS OF ACCOUNTS
         The financial statements have not been prepared for the purposes of section 226 of the Companies Act 1985 (the "Act), and therefore do not constitute statutory accounts within the context of the Act. However, the financial statements include all disclosures required under the Companies Act with the exception of a directors' report, which is not required in order for the financial statements to give a true and fair view of the state of affairs at any point in time. Accordingly, the financial statements comply with UK GAAP Statutory accounts for the years ended 31 March 1999 and 31 March 2000 have been delivered to the Registrar of Companies. The auditors' reports on those accounts were unqualified and did not contain a statement under section 237(2) or 237(3).

b.       ACCOUNTING CONVENTION
         The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

c.       DEPRECIATION
         Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost of each asset over its expected useful life as follows:

         Fixtures and fittings               15% per annum on reducing balance
         Computer Hardware                   25% per annum on a straight line
         Bought in software                  20% per annum on a straight line

d.       DEVELOPED SOFTWARE

         Expenditure is charged as incurred, with the exception of software development expenditure on an individual project where the future recoverability can be foreseen with reasonable assurance. Any expenditure carried forward is amortised in line with the expected sales from the related project.

e.       TURNOVER
         Turnover represents the value of work executed for clients during the year excluding Value Added Tax.

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000


f.       STOCKS AND WORK IN PROGRESS
         Stocks and work in progress are stated at the lower level of cost and net realisable value. Cost includes all production overheads and an attributable proportion of indirect overhead expenses.

g.       LONG TERM CONTRACTS
         Amounts recoverable on contracts, which are included in debtors, comprise cost plus attributable profit less provision for foreseeable losses. Cost includes direct staff costs and outlays, together with attributable overheads. Attributable profit is only added where the contract can reasonably assessed before its conclusion and consideration is also given to the percentage of contract completed. Fees rendered on account are deducted from amounts recoverable on contracts and, to the extent that they exceed the value of work done, are included in creditors as payment on account.

h.       FOREIGN CURRENCY

         Assets and liability denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date.

         Transactions in foreign currencies are translated into sterling and recorded at the rate ruling at the date of the transaction. All exchange differences are dealt with in the profit and loss account.

i.       LEASING AND HIRE PURCHASE COMMITMENTS

         Assets obtained under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives.

         The interest element of the lease and hire purchase contracts is charged to the profit and loss account at a constant rate over the period of the agreement.

         Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

j.       DEFERRED TAXATION

         The company provides for deferred taxation on the liability method and provision is made to the extent that there is a reasonable probability that a liability will crystallise in the foreseeable future.

k.       PENSION COSTS

         The company does not operate a pension scheme.

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000



2.       PROFIT ON ORDINARY ACTIVITIES

                                                       2000            1999
                                                       ----            ----
                                                          $               $
         This is stated after charging
         Auditor's remuneration                       3,544           3,307
         Depreciation                                12,967           7,428
         Rent                                        39,668          31,705
         Amortisation                                    --           1,653
         Interest on bank overdraft                   8,590           1,442
         Computer operating lease charges            77,930          70,766
         Equipment hire                                 876              --


3.       STAFF COSTS INCLUDING DIRECTORS               2000            1999
         -------------------------------               ----            ----
                                                          $               $

         Wages and salaries                       1,015,683       1,192,248
         Social security costs                      143,956         123,427
         Other pension costs                             --              --
                                                  ---------       ---------
                                                  1,159,639       1,315,675
                                                  ---------       ---------


                                                       2000            1999
                                                       ----            ----
                                                        NO.             NO.

        Average number of employees                      23              27
        (including executive directors)                   $               $
        Directors' emoluments as executives         349,868         284,986
        Pension contributions                            --              --
                                                  ---------       ---------
                                                    349,868         284,986
                                                  =========       =========
        Highest paid director                        96,241          91,263
                                                  =========       =========

4.      TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

        There is no corporation tax charge based on the results for the year.

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000


5.      INTANGIBLE ASSETS                                           DEVELOPED
                                                                    SOFTWARE
                                                                           $

        COST

        At 1st April 1999                                             60,011
        Additions                                                    712,178
                                                                     -------

        At 31st March 2000                                           772,189
                                                                     -------

        DEPRECIATION

        At 1st April 1999                                              1,592
        Charge for the Year                                               --
                                                                     -------

        At 31st March 2000                                             1,592
                                                                     -------

        NET BOOK VALUE

        At 31st March 2000                                           770,597
                                                                     =======
        At 1st April 1999                                             59,149
                                                                     =======


6.       TANGIBLE  FIXED ASSETS
                                  FIXTURES    COMPUTER   BOUGHT IN
                                  & FITTINGS  HARDWARE   SOFTWARE      TOTAL
                                  ----------  --------   --------      -----
                                           $         $          $          $
         COST
         At 1st April 1999        22,691      11,202      15,128      49,021
         Additions                 1,796      15,867          --      17,663
                                 -------     -------     -------     -------

         At 31st March 2000       24,487      27,069      15,128      66,684
                                 -------     -------     -------     -------

         DEPRECIATION

         At 1st April 1999         3,171       1,471       2,511       7,153
         Charge for the year       3,176       6,765       3,026      12,967
                                 -------     -------     -------     -------

         At 31st March 2000        6,347       8,236       5,537      20,120
                                 -------     -------     -------     -------

         NET BOOK VALUE

         At 31st March 2000       18,140      18,833       9,591      46,564
                                 =======     =======     =======     =======
         At 1st April 1999        19,763       9,853      12,775      42,391
                                 =======     =======     =======     =======

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000



7.       DEBTORS                                        2000          1999
         -------                                        ----          ----
                                                           $             $

         Trade Debtors                               286,645       242,525
         Prepayments                                 117,455       124,118
                                                     -------       -------
                                                     404,100       366,643
                                                     =======       =======


8.       CREDITORS: AMOUNTS FALLING DUE WITHIN
         ONE YEAR
                                                        2000          1999
                                                        ----          ----
                                                           $             $

         Bank Overdraft (secured)                      5,991        68,336
         Trade Creditors                              51,516        79,767
         Other taxes and social security costs        80,592       129,595
         Accruals and deferred income                 42,254        33,015
                                                     -------       -------
                                                     180,353       310,713
                                                     =======       =======


         In respect of the bank overdraft the security given represents a first fixed and floating charge over all assets of the company.

9.       SHARE CAPITAL


                                                               2000                           1999
                                                               ----
                                                            NO         (POUND)             NO          (POUND)
                                                            --                             --
          Authorised Ordinary shares of 5p each
             (1999:(pound)1 each)                    20,000,000     1,000,000       1,000,000       1,000,000
                                                    ===========     =========     ===========     ===========
                                                                            $                               $
         Allotted, called up and fully paid
          Ordinary shares of 5p each                  3,577,511       284,788         128,500         212,449
                                                    ===========     =========     ===========     ===========

         On 20th October 1999 the Ordinary (pound)1 shares were subdivided into Ordinary 5p shares. During the year 7,880 Ordinary (pound)1 shares and 849,911 Ordinary 5p shares were issued in order to increase the capital base of the company.

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000


10.      RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                    2000              1999
                                                                                    ----              ----
                                                                                       $                 $

         Profit/(Loss) for the financial year                                     24,392           (20,627)
         Foreign Currency Translation Adjustment                                   4,975           (4,791)
         Issue of Share Capital                                                  941,577           212,446
                                                                               ---------           -------
         Net addition to shareholders funds                                      970,944           187,028
         Opening shareholders funds at 1st April 1999                            187,031                 3
                                                                               ---------           -------

         Closing shareholders funds at 31st March 2000                         1,157,975           187,031
                                                                               =========           =======


11       RESERVES                                                                                    SHARE
         --------                                                          PROFIT & LOSS           PREMIUM
                                                                                 ACCOUNT           ACCOUNT
                                                                                 -------           -------
                                                                                       $                 $

         At beginning of year                                                    (25,418)                -
         Retained profit for the year                                             24,392                 -
         Foreign Currency Translation Adjustment                                   4,975                 -
         Share premium arising in year                                                 -           869,238
                                                                                --------           -------

         At 31st March 2000                                                        3,949           869,238
                                                                                ========           =======


12.      GROSS CASH FLOWS                                                           2000              1999
         ----------------                                                           ----              ----
                                                                                       $                 $
         RETURNS ON INVESTMENTS AND SERVICE OF FINANCE
         Interest received                                                         1,372                 -
         Interest paid                                                            (8,590)            (1,442)
                                                                                --------           --------

                                                                                  (7,218)            (1,442)
                                                                                ========           ========
         CAPITAL EXPENDITURE
         Payments to acquire intangible fixed assets                            (720,498)           (62,318)
         Payments to acquire tangible fixed assets                               (17,869)           (50,905)
                                                                                --------           --------

                                                                                (738,367)          (113,223)
                                                                                ========           ========
         FINANCING
         Issuing of ordinary share capital                                       960,535            212,446
                                                                                ========           ========

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000

13.      ANALYSIS OF CHANGES IN NET DEBT

                                                 AT 1 APRIL        CASH         EXCHANGE           AT 31 MARCH
                                                 1999             FLOWS      DIFFERENCES           2000
                                                 ----------       -----      -----------           ----
                                                    $                 $                $              $

         Cash at Bank and in hand                    577         84,873           (3,788)         81,662
         Overdrafts                              (68,336)        63,398           (1,053)         (5,991)
                                                 -------        -------         --------          ------

         Total net debt                          (67,759)       148,271           (4,841)         75,671
                                                 =======        =======         ========          ======

14.      COMMITMENTS

         Annual commitments under operating leases are as follows:

                                                          2000                            1999
                                                          ----                            ----
                                               LAND &                             LAND &
                                            BUILDINGS             OTHER        BUILDINGS           OTHER
                                            ---------             -----        ---------           -----
                                                    $                 $                $               $
         Date of Expiry
         Within One Year                            -            25,722                -          43,369
         Between two and five year             47,763            48,788           47,843          33,156
                                               ------            ------           ------          ------

                                               47,763            74,510           47,843          76,525
                                               ======            ======           ======          ======

15.      RELATED PARTY

         A director of the company, Mr G R Boot, received fees of $26,783 and disbursements of $13,898 in respect of services provided to the company prior to completion of the purchase of the business of MDA Computing Ltd. No such fees were paid to him during the year ended 31st March 2000.

16.      CONTINGENT LIABILITIES

         The Company operates an interest free loan scheme for all directors and employees through an arrangement with National Westminster Bank plc. Loans of up to 7 1/2% of annual salary, or $3,821 if lower, are available after 3 months service.

         During the year a total of $36,337 was made available under this arrangement and $26,938 was outstanding at 31st March 2000.

         The Company ultimately guarantees the loan.

                             RADICAL TECHNOLOGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS
                              AS AT 31ST MARCH 2000

17.      PENSION COSTS

         The company does not operate a pension scheme.

18.      RECONCILIATION TO US GAAP

The company's financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which materially differ in certain respects from those applicable in the United States (US GAAP). The significant areas of difference affecting the financial statements are described below:

a)   Income taxes

     Under UK GAAP, the Company provides for deferred taxation using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Deferred tax assets are recognised to the extent that they are recoverable with replacement in the foreseeable future. Under US GAAP, deferred taxation is provided for all temporary differences on a full liability basis. Deferred tax assets are also recognised (net of valuation allowances) to the extent that it is more likely than not that the benefit will be realised. Under both UK and US GAAP, there is no deferred tax recognised in the financial statements.

b)   Statement of cash flows

     The cash flow statement, prepared in accordance with Financial Reporting Standard No. 1 (Revised) "Cash Flow Statements" presents substantially the same information as that required under US GAAP. Under US GAAP however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents.

     Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. Under US GAAP however, only three categories are reported, being operating activities, investing activities and financing activities.

     Cash flows from returns on investments and servicing of finance, and taxation are included within operating activities under US GAAP. Cash flows from capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Cash flows from equity dividends paid and management of liquid resources are included within financing activities.

     The presentation of cash flows provided by (used in) operating, investing and financing activities, classified in accordance with US GAAP would be as follows:

                                                               Year ended March 31
                                                            --------------------------
                                                              2000             1999
                                                            --------------------------
     Net cash provided by operating activities              (66,679)        (167,276)
     Net cash provided by investing activities              (812,264)       (281,941)
     Net cash provided by financing activities              960,535         212,446

     Net increase (decrease) in cash under US GAAP          148,271         (69,495)


c)   Balance sheet presentation

     The balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. For example, under UK GAAP, current assets are presented after fixed assets; creditors falling due within one year are deducted from current assets to present `total assets less current liabilities'.

d)   Comprehensive income

     Comprehensive income (loss) under US GAAP in each of the years ended 31 March 2000 and 1999 is $29,367 and $(25,418), respectively. Other comprehensive income arises solely from the retranslation of foreign operations into US$.

e)    New accounting pronouncements

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recolmition in Financial Statements;" which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. The Company does not expect the implementation of SAB 101 to have a material effect on its financial position or results of operations.

      In March 2000, the FASB issued interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, and Interpretation of APB Opinion No. 25" (FIN. 44). The interpretation is intended to clarify certain problems that have arisen in practice since the issuance of APB No. 25 "Accounting for Stock Issued to Employees." The effective date of the interpretation is July 1, 2000. The provisions of the interpretation will apply prospectively, but it will also cover certain events occurring after December 15, 1998 and after January 12, 2000. The adoption of FIN. 44 did not have an effect on the current or historical consolidated financial statements.

                              HTTP TECHNOLOGY, INC.
                         (F/K/A INTERNET HOLDINGS, INC.)
                            PRO-FORMA FINANCIAL DATA




                  The 1999 pro-forma statement of operations combines the Company's consolidated statement of operations for its initial fiscal period from October 18, 1999 to December 31, 1999 with RadTech's statement of operations for the fiscal period from October 18, 1999 to December 31, 1999 as if the acquisition was consummated on October 18, 1999. The pro forma balance sheet combines the Company's balance sheet as of December 31, 1999 with RadTech's balance sheet as of March 31, 2000, as if the transaction had been completed on October 18, 1999. The pro-forma financial data is not necessarily indicative of the actual operating results that would have occurred, or the future operating results that will occur as a consequence of such acquisition.

                HTTP TECHNOLOGY, INC. AND RADICAL TECHNOLOGY PLC
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 1999


                                                       HTTP              Radical         Adjustments           Pro-Forma
                                                 -----------------  -----------------  ----------------    -----------------

 REVENUES                                               $  10,971        $   107,409            $    -          $   118,380


 COSTS AND EXPENSES                                                          167,270                                174,079
                                                            6,809                                    -


 MERGER - RELATED EXPENSES                                                                             (a)          472,844
                                                                -                  -           472,844
                                                 ----------------   ----------------   ---------------     ----------------


 NET INCOME (LOSS)                                      $   4,162          $ (59,861)       $ (472,844)         $  (528,543)
                                                 ================   ================   ===============     ================


 PER SHARE DATA:

      Net income (loss)                                    $    -             $    -            $    -            $   (0.05)
                                                 ================   ================   ===============     ================

      Weighted average number of
          common shares outstanding                     9,002,596                  -         1,281,714           10,284,310

                                                 ================   ================   ===============     ================











                                    See notes to pro-forma financial statements.

                HTTP TECHNOLOGY, INC. AND RADICAL TECHNOLOGY PLC
                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                     FOR THE PERIOD ENDED DECEMBER 31, 1999




                    ASSETS                              HTTP              Radical         Adjustments            Pro-Forma
                    ------                           ------------      -------------    ---------------     -----------------

CURRENT ASSETS:
 Cash                                                   $ 506,149          $  81,662        $         -         $    587,811
 Accounts Receivable                                            -            404,100                  -              404,100
 Accrued interest receivable                                1,474                  -                  -                1,474
 Work in progress                                               -             35,405                  -               35,405
 Prepaid expense                                          194,445                  -                  -              194,445
                                                       ----------         ----------        -----------         ------------
      Total current assets                                702,068            521,167                  -            1,223,235

INVESTMENTS, at cost                                      666,406                  -                  -              666,406

PROPERTY AND EQUIPMENT, at cost, net of                 $       -         $   46,564        $         -         $     46,564
  accumulated depreciation of $20,120

INTANGIBLE ASSET, at cost, net of accumulated           $       -         $  770,597        $         -         $    770,597
  amortization of $1,592

EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED,      $       -         $        -        $11,186,321         $ 11,186,321
  net of accumulated amortization of $472,844
                                                       ----------         ----------        -----------         ------------

                                                       $1,368,474         $1,338,328        $11,186,321         $ 13,893,123
                                                       ==========         ==========        ===========         ============


            LIABILITIES AND
          STOCKHOLDERS' EQUITY
          --------------------

CURRENT LIABILITIES:
 Accounts payable and accrued expenses                 $   85,591         $  180,353        $         -         $    265,944
                                                       ----------         ----------        -----------         ------------

      Total current liabilities                            85,591            180,353                  -              265,944
                                                       ----------         ----------        -----------         ------------

CONVERTIBLE NOTE, subsequently converted                   50,000                  -                  -               50,000
                                                       ----------         ----------        -----------         ------------

      Total liabilities                                   135,591            180,353                  -              315,944
                                                       ----------         ----------        -----------         ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Common stock, $.001 par value, 50,000,000 shares
 authorized, 12,641,184 shares issued and outstanding      11,359            284,788           (283,506)              12,641
 Additional paid-in capital                             1,217,362            869,238         11,946,620           14,033,220
 Retained earnings                                          4,162              3,949           (476,793)            (468,682)
                                                       ----------         ----------        -----------         ------------
                                                        1,232,883          1,157,975         11,186,321           13,577,179

                                                       $1,368,474         $1,338,328        $11,186,321         $ 13,893,123
                                                       ==========         ==========        ===========         ============


                                    See notes to pro-forma financial statements.

                                 HTTP TECHNOLOGY
                         (F/K/A INTERNET HOLDINGS, INC.)
            NOTES TO CONSOLIDATED PRO-FORMA STATEMENTS OF OPERATIONS



FOR THE YEAR ENDED DECEMBER 31, 1999:


(a) This adjustment records amortization of $472,844 of goodwill recognized in the acquisition (total goodwill of $9,945,933 was recognized which is to be amortized over a five year life).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 HTTP TECHNOLOGY, INC.

                                                 By:  /s/ JASON E. FORSYTH
                                                     ---------------------------
                                                 Jason E. Forsyth
                                                 Chief Financial Officer


Date:  June 25, 2001